                               RESTATED
                      ARTICLES OF INCORPORATION
                                  OF
                         CONNING CORPORATION

                          ARTICLE ONE - NAME

            The name of the corporation (hereinafter referred to as the "Corporation") is: Conning Corporation.

                   ARTICLE TWO - REGISTERED OFFICE

            The address of the Corporation's registered office in the State of Missouri is 700 Market Street, St. Louis, Missouri 63101 and the name of its registered agent at such address is Matthew P. McCauley.

                 ARTICLE THREE - AUTHORIZED SHARES

            The aggregate number, class and par value of shares which the Corporation shall have authority to issue is ninety-three million seven hundred ninety thousand (93,790,000) shares of stock, all of which shall have a par value of One Cent ($0.01) per share, divided into (a) fifty million (50,000,000) shares of Class A Voting Common Stock, (b) twenty million (20,000,000) shares of Class B Non-Voting Common Stock and (c) twenty-three million seven hundred ninety thousand (23,790,000) shares of Preferred Stock.

            The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect of the shares of each class are as follows:

      A.    Preferred Stock.

            1. Subject to the requirements of the General and Business Corporation Law of Missouri (the "GBCL") and the provisions of these Articles of Incorporation, the Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in these Articles of Incorporation or any amendment hereto or in a resolution or resolutions adopted by the Board of Directors and, to the extent set forth in any such resolution or resolutions, such information shall be certified to the Secretary of State of Missouri filed as required by law from time to time prior to the issuance of any shares of such series.

            2. The Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing certification thereto with the Secretary of State of Missouri, to set or change the number of shares to be included in each series of Preferred Stock and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Class A Voting Common Stock of the Corporation to vote one vote per share on all matters submitted for stockholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

                  (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed twenty-three million seven hundred ninety thousand (23,790,000) shares).

                  (b) the annual dividend rate, if any, on shares of such series, whether and the extent to which dividends shall be cumulative or non-cumulative, the relative rights of priority, if any, of payment of any dividends, and the time at which, and the terms and conditions on which, any dividends shall be paid;

                  (c) whether the shares of such series shall be redeemable or purchasable and, if so, the terms and conditions of such redemption or purchase, including the date or dates upon and after which such shares shall be redeemable or purchasable, and the amount per share payable in case of redemption or purchase, which amount may vary under different conditions and at different redemption or purchase dates;

                  (d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund and the terms and conditions of any such sinking fund;

                  (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (g) the rights of the holders of shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of such holders with respect thereto; and

                  (h) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

            3. The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

      B.    Series A Convertible Preferred Stock.

            A total of 3,190,000 shares of the Company's Preferred Stock, par value One Cent ($.01) per share, designated as "Series A Convertible Preferred Stock" ("Series A Preferred Stock"), are hereby authorized for issuance with the voting powers, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below.

            1.    Designation and Amount.  The number of shares of Series A
                  ----------------------
Preferred Stock to be authorized for issuance shall be 3,190,000.

            2.    Dividends and Distributions.  The holders of shares of
                  ---------------------------
Series A Preferred Stock shall be entitled to receive out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the issuance of the Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the Applicable Dividend Rate multiplied by the Liquidation Value. The Applicable Dividend Rate shall be the ninety (90) day United States Treasury Bill rate (as published in The Wall Street Journal in the "Ask Yield" column)
                           -----------------------
in effect on the previous Quarterly Dividend Payment Date. Such dividends shall be cumulative and shall accrue from the relevant date of issue whether or not there are any funds of the Company legally available for the payment of dividends.

            3.    Voting Rights.  The Series A Preferred Stock shall carry no
                  -------------
voting rights.

            4.    Conversion.
                  ----------

                  a.    Conversion Events.
                        -----------------

                        (1) At any time and from time to time, any holder of Series A Preferred Stock may convert all or any portion of the Series A Preferred Stock (including any fraction of a share) held by such holder into the number of shares of the Company's non-voting common stock, par value $.01 per share (the "Non-Voting Common Stock"), computed by dividing the number of shares of Series
      A Preferred Stock to be converted by the Conversion Rate (as defined below) then in effect.

                        (2) If during the three-year period ending on the third anniversary of the issuance of the Series A Preferred Stock, the Company sells any capital stock pursuant to an initial public offering (an "IPO") of any class of the Company's capital stock in which the common stock equivalent per share price at which such stock is sold is equal to or greater than the Liquidation Value multiplied by the Conversion Rate (a "Qualified IPO"), then each share of the Series A Preferred Stock shall, immediately prior to the consummation of such Qualified IPO, automatically convert to a number (or fraction) of shares of the Company's voting common stock, par value $.01 per share (the "Voting Common Stock"), equal to one (1) divided by the Conversion Rate then in effect.

                  b.    Conversion Rate.  The Conversion Rate shall equal one
                        ---------------
(1) divided by the number of shares of Non-Voting Common Stock or Voting Common Stock (the "Conversion Stock") into which each share of Series A Preferred Stock is convertible. The initial Conversion Rate shall be one
(1), entitling a holder of Series A Preferred Stock to one share of Non-Voting Common Stock or Voting Common Stock, as the case may be, for each share of Series A Preferred Stock. In order to prevent certain types of dilution of the conversion rights granted under this Section 4, the Conversion Rate shall be subject to adjustment from time to time as follows:

                        (1) In the event that there is any change in the number of shares of Conversion Stock outstanding by reason of an Extraordinary Conversion Stock Event (defined below), the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Series A Preferred Stock surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive, upon conversion, the number of shares of Conversion Stock which such holder would have owned or have been entitled to receive after the happening of such event had such share of Series A Preferred Stock been converted immediately prior to the record or other effective date of such change in the Company's capitalization. An "Extraordinary Conversion Stock Event" shall mean (i) the issue of additional shares of Conversion Stock as a dividend or other non-cash distribution on outstanding shares of Conversion Stock, (ii) a subdivision of outstanding shares of Conversion Stock into a greater number of shares of Conversion Stock, or (iii) a combination or reverse stock split of outstanding shares of Conversion Stock into a smaller number of shares of Conversion Stock.

                        (2) In the event of an issuance of Conversion Stock by the Company (whether such sale is in consideration for cash or securities) to General American Holding Company ("GAHC") or an affiliate of GAHC at a price per share less than the Liquidation Value multiplied by the Conversion Rate then in effect, unless approved by the holders of 75% of the Series A Preferred Stock outstanding, the Conversion Rate shall be adjusted so as to provide that each holder of Series A Preferred Stock will maintain, upon conversion of such Series A Preferred Stock, the same percentage equity interest in the Company on a fully diluted basis as such holder had prior to such issuance of Conversion Stock to GAHC or an affiliate of GAHC.

                        (3) If the Conversion Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4(b)) or in the event of a merger or consolidation of the Company with or into another corporation or the sale of substantially all of the Company's assets to any other person, then and in each such event the holders of the Series A Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification, merger, consolidation, sale or other change by the holders of the number of shares of Conversion Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification, merger, consolidation, sale or change.

            c.    Conversion Procedure.
                  --------------------

                  (1) Each optional conversion of Series A Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred Stock to be converted are surrendered at the principal office of the Company. At such time as such conversion has been effected, the rights of the holder of such Series A Preferred Stock as such holder with respect to such shares of Series A Preferred Stock shall cease and such holder shall be deemed to have become the holder of record of the shares of Conversion Stock represented thereby; provided, however, that if such holder is entitled to accrued dividends with respect to the shares of Series A Preferred Stock converted that have not been paid prior to such conversion, such holder's entitlement thereto shall not be affected by such conversion and the Company shall pay such dividends to the converting holder as soon thereafter as funds of the Company are legally available for such payment.

                  (2) Upon the occurrence of the conversion event occasioned by the occurrence of a Qualified IPO, (i) the holders of the Series A Preferred Stock shall, upon notice from the Company, surrender the certificates representing such shares at the office of the Company or of its transfer agent. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Conversion Stock into which the shares of Series A Preferred Stock so surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue such certificates unless certificates evidencing the shares of Series A Preferred Stock being converted are either delivered to the Company or any such transfer agent, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

                  (3) As soon as possible after a conversion has been effected (but in any event within five business days after the surrender of the shares of Series A Preferred Stock to be converted), the Company shall deliver to the converting holder a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion.

                  (4) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders of such Series A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of

      Conversion Stock. Upon conversion of each share of Series A Preferred Stock, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

            5.    Preemptive Rights.
                  -----------------

                  a. If the Company issues, sells, transfers or otherwise disposes of any shares of the capital stock of the Company of any class or series (collectively, the "Equity Securities") for cash in a transaction not described in Section 4(b)(2) (a "Third Party Sale"), each holder of Series A Preferred Stock (an "Eligible Investor") shall have an option to purchase, on the terms and conditions (including price) of the Third Party Sale, up to that amount of the Equity Securities sold in such Third Party Sale as would maintain such Eligible Investor's percentage equity interest in the Company on a fully diluted basis.

                  b. No less than twenty (20) days prior to the consummation of a Third Party Sale, the Company shall notify each Eligible Investor of the Third Party Sale and the terms and conditions thereof. Within fifteen (15) days after receipt of such notice, each Eligible Investor shall notify the Company as to the amount of the Equity Securities such Eligible Investor desires to purchase. If an Eligible Investor gives the Company timely notice that the Eligible Investor desires to purchase any of the Equity Securities offered by the Company, then payment for the Equity Securities shall be by bank cashier's or certified check or wire transfer against delivery of the securities at the executive offices of the Company at the time of the scheduled closing therefor. Each Eligible Investor shall cooperate with the Company in taking such actions as may be necessary or desirable in order to ensure that the sale of Equity Securities to such Eligible Investor complies with all applicable federal and state securities laws. In no event will the Company be required to sell Equity Securities to an Eligible Investor if, in the Company's reasonable opinion, such sale would violate federal or state securities or any other applicable law, rule or regulation.

            6.    Certain Restrictions.
                  --------------------

                  a. The Company shall not, without the prior written consent of the holders of a majority of the Series A Preferred Stock, increase the authorized number of shares of Series A Preferred Stock or issue any securities of the Company ranking on a parity with or senior in priority to the Series A Preferred Stock.

                  b. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

                        (1) declare or pay dividends on or make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                        (2) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled.

                  c. In the event that in any given quarter the Board of Directors of the Company shall declare a dividend payable upon the then outstanding shares of stock ranking junior to the Series A Preferred Stock ("Junior Securities") (other than a stock dividend on the Conversion Stock distributed in the form of additional shares of Conversion Stock) in an amount which exceeds the amount per share on an as converted basis of dividends required pursuant to Section 2 hereof to be paid in such quarter with respect to the Preferred Stock (such amount being the "Excess Dividend"), each holder of shares of Series A Preferred Stock shall be entitled to participate in such Excess Dividend in an amount equal to the amount of dividends as would be declared payable on the largest number of whole shares of Conversion Stock into which the shares of Series A Preferred Stock held by such holder could be converted pursuant hereto, such number determined as of the record date for the determination of holders of stock ranking junior to the Series A Preferred Stock entitled to receive such Excess Dividend.

                  d. The Company agrees not to enter, or permit any of its subsidiaries to enter, into any transaction, including, without limitation, any loan or extension of credit, guarantee, management contract or royalty agreement, deferred or contingent compensation agreement, consulting or other agreement with any affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such subsidiary than would obtain in a comparable arm's length transaction with a person not an affiliate. The promissory notes dated August 11, 1995 made payable to General American Life Insurance Company by the Company and Conning Corporation shall not be deemed to violate the provisions of this paragraph.

                  e. The Company agrees at all times that it will not, by any amendment of the Company's articles of incorporation, or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, seek to avoid the observance or performance hereof, but will at all times take such actions as are necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock hereunder against impairment.

                  f. Nothing contained herein shall be deemed to prohibit the Company from issuing shares of its capital stock in exchange for non-cash consideration, and such issuance shall not trigger the preemptive rights provided in Section 5 hereof.

            7.    Reacquired Shares.  Any shares of Series A Preferred Stock
                  -----------------
purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of

Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

            8.    Liquidation, Dissolution, or Winding Up.  Upon any
                  ---------------------------------------
liquidation, dissolution or winding up of the Company, each holder of Series A Preferred Stock shall be entitled to be paid per share of Series A Preferred Stock, before any distribution or payment is made upon any Junior Securities, $5.33 plus accrued but unpaid dividends (the "Liquidation Value"), and the holders of Series A Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Company, the Company's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series A Preferred Stock held by each such holder. Neither the consolidation or merger of the Company into or with any other entity or entities, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section.

            9.    Registration of Transfer.  The Company shall keep at its
                  ------------------------
principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Company shall, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series A Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

            10.   Replacement.
                  -----------

                  Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

      C.    Series B Convertible Preferred Stock.

            A total of 600,000 shares of the Company's Preferred Stock, par value One Cent ($.01) per share, designated as "Series B Convertible Preferred Stock" ("Series B Preferred Stock"), are hereby authorized for issuance with the voting powers, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below.

            1.    Designation; Amount and Rank.
                  ----------------------------

                  a. The number of shares of Series B Preferred Stock to be authorized for issuance shall be 600,000.

                  b. The Series B Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, shall rank senior to the Company's non-voting common stock, par value $.01 per share (the "Non-Voting Common Stock") and the Company's voting common stock, par value $.01 per share (the "Voting Common Stock"), and to all other classes and series of equity securities of the Company, except for the Series A Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), with which the Series B Preferred Stock shall be of equal rank.

            2.    Dividends and Distributions.  The holders of shares of
                  ---------------------------
Series B Preferred Stock shall be entitled to receive out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the issuance of the Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to five percent (5%) per annum multiplied by the Liquidation Value. Such dividends shall be cumulative and shall accrue from the relevant date of issue whether or not there are any funds of the Company legally available for the payment of dividends.

            3.    Voting Rights.  The Series B Preferred Stock shall carry no
                  -------------
voting rights.

            4.    Conversion.
                  ----------

                  a.    Conversion Right.  At any time and from time to time,
                        ----------------
any holder of Series B Preferred Stock may convert all or any portion of the Series B Preferred Stock (including any fraction of a share) held by such holder into a number of shares of the Company's Non-Voting Common Stock computed by dividing the number of shares of Series B Preferred Stock to be converted by the Conversion Rate (as defined below) then in effect. To convert shares of Series B Preferred Stock pursuant to this Section 4(a), the holder of such shares shall pay the Company an amount equal to the applicable Conversion Price (as defined below) multiplied by the number of shares of Series B Preferred Stock to be converted.

                  b.    Conversion Rate.  The Conversion Rate shall equal one
                        ---------------
(1) divided by the number of shares of Non-Voting Common Stock (the
"Conversion Stock") into which each
share of Series B Preferred Stock is convertible. The initial Conversion Rate shall be one (1), entitling a holder of Series B Preferred Stock to one share of Non-Voting Common Stock for each share of Series B Preferred Stock. In order to prevent certain types of dilution of the conversion rights granted under this
Section 4, the Conversion Rate shall be subject to adjustment from time to time as follows:

                        (1) In the event that there is any change in the number of shares of Conversion Stock outstanding by reason of an Extraordinary Conversion Stock Event (defined below), the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Series B Preferred Stock surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive, upon conversion, the number of shares of Conversion Stock which such holder would have owned or have been entitled to receive after the happening of such event had such share of Series B Preferred Stock been converted immediately prior to the record or other effective date of such change in the Company's capitalization. An "Extraordinary Conversion Stock Event" shall mean (i) the issue of additional shares of Conversion Stock as a dividend or other non-cash distribution on outstanding shares of Conversion Stock, (ii) a subdivision of outstanding shares of Conversion Stock into a greater number of shares of Conversion Stock, or (iii) a combination or reverse stock split of outstanding shares of Conversion Stock into a smaller number of shares of Conversion Stock.

                        (2) If the Conversion Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4(b)) or in the event of a merger or consolidation of the Company with or into another corporation or the sale of substantially all of the Company's assets to any other person, then and in each such event the holders of the Series B Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification, merger, consolidation, sale or other change by the holders of the number of shares of Conversion Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification, merger, consolidation, sale or change.

                  c.    Conversion Procedure.
                        --------------------

                        (1)   Each conversion of Series B Preferred
      Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Preferred Stock to be converted are surrendered at the principal office of the Company, together with payment of the Conversion Price therefor. At such time as such conversion has been effected, the rights of the holder of such Series B Preferred Stock as such holder with respect to such shares of Series B Preferred Stock shall cease and such holder shall be deemed to have become the holder of record of the shares of Conversion Stock represented thereby; provided, however, that if such holder is entitled to accrued dividends with respect to the shares of Series B Preferred Stock converted that have not been paid prior to such conversion, such holder's entitlement thereto shall not be affected by such conversion and the Company shall pay such dividends to the converting holder as soon thereafter as funds of the Company are legally available for such payment.

                        (2) As soon as possible after a conversion has been effected (but in any event within five business days after the surrender of the shares of Series B Preferred Stock to be converted and payment of the Conversion Price therefor), the Company shall deliver to the converting holder a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion.

                        (3) The issuance of certificates for shares of Conversion Stock upon conversion of Series B Preferred Stock shall be made without charge to the holders of such Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Series B Preferred Stock, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                  d.    Conversion Price.  The Conversion Price shall be
                        ----------------
$1.67 per share of Series B Preferred Stock; provided, however, that in the event of an initial public offering of any class of the Company's capital stock (an "IPO"), if the price per share (less underwriting discounts and commissions) at which the Company stock is sold in the IPO (the "IPO Price") is less than $7.00 per share, then the Conversion Price shall equal the IPO Price less $5.33. In the event the Conversion Rate is adjusted pursuant to
Section 4(b), the Conversion Price and this Section 4(d) shall also be adjusted accordingly.

            5.    Certain Restrictions.
                  --------------------

                  e. The Company shall not, without the prior written consent of the holders of a majority of the Series B Preferred Stock, increase the authorized number of shares of Series B Preferred Stock or issue any securities of the Company ranking on a parity with or senior in priority to the Series B Preferred Stock.

                  f. Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Company shall not:

                        (1) declare or pay dividends on or make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock; or

                        (2) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled.

                  g. In the event that in any given quarter the Board of Directors of the Company shall declare a dividend payable upon the then outstanding shares of stock ranking junior to the Series B Preferred Stock ("Junior Securities") (other than a stock dividend on the Conversion Stock distributed in the form of additional shares of Conversion Stock) in an amount which exceeds the amount per share on an as converted basis of dividends required pursuant to Section 2 hereof to be paid in such quarter with respect to the Series B Preferred Stock (such amount being the "Excess Dividend"), each holder of shares of Series B Preferred Stock shall be entitled to participate in such Excess Dividend in an amount equal to the amount of dividends as would be declared payable on the largest number of whole shares of Conversion Stock into which the shares of Series B Preferred Stock held by such holder could be converted pursuant hereto, such number determined as of the record date for the determination of holders of stock ranking junior to the Series B Preferred Stock entitled to receive such Excess Dividend.

                  h. The Company agrees not to enter, or permit any of its subsidiaries to enter, into any transaction, including, without limitation, any loan or extension of credit, guarantee, management contract or royalty agreement, deferred or contingent compensation agreement, consulting or other agreement with any affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such subsidiary than would obtain in a comparable arm's length transaction with a person not an affiliate.

                  i. The Company agrees at all times that it will not, by any amendment of the Company's articles of incorporation, or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, seek to avoid the observance or performance hereof, but will at all times take such actions as are necessary or appropriate in order to protect the rights of the holders of the Series B Preferred Stock hereunder against impairment.

                  j. Nothing contained herein shall be deemed to prohibit the Company from issuing shares of its capital stock in exchange for non-cash consideration.

            6.    Reacquired Shares.  Any shares of Series B Preferred Stock
                  -----------------
purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

            7.    Liquidation, Dissolution, or Winding Up.  Upon any
                  ---------------------------------------
liquidation, dissolution or winding up of the Company, each holder of Series B Preferred Stock shall be entitled to be paid per share of Series B Preferred Stock, before any distribution or payment is made upon any Junior Securities, $5.33 plus accrued but unpaid dividends (the "Liquidation Value"), and the holders of Series B Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Company, the Company's assets to be distributed among the holders of the Company's Series A Preferred Stock and the Series B Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders in accordance with the respective amounts which they are entitled to be paid. Neither the consolidation or merger of the Company into or with any other entity or entities, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section.

            8.    Registration of Transfer.  The Company shall keep at its
                  ------------------------
principal office a register for the registration of Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Company shall, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series B Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series B Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series B Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series B Preferred Stock represented by the surrendered certificate.

            9.    Replacement.  Upon receipt of evidence reasonably
                  -----------
satisfactory to the Company (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series B Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

      D.    Common Stock.

            1. Subject to Article Four hereof or as otherwise provided by the GBCL, each holder of the Class A Voting Common Stock shall be entitled to one vote per share of Class A Voting Common Stock on all matters to be voted on by the shareholders. The Class A Voting Common Stock and the Class B Non-Voting Common Stock shall be identical in all respects except that the holders of Class B Non-Voting Common Stock shall have no voting power for any purpose whatsoever unless and until (a) the occurrence of a Qualified IPO (as such term is defined pursuant to the terms of the Corporation's Series A Convertible Preferred Stock), in which event each of the then outstanding shares of the Class B Non-Voting Common Stock shall become one share of Class A Voting Common Stock, or (b) a holder of Class B Non-Voting Common Stock chooses to sell such holder's shares of Class B Non-Voting Common Stock and the Corporation elects not to purchase such shares pursuant to a right of first refusal granted the Corporation in any then-existing agreement among the shareholders of the Corporation, in which event each of the shares proposed to be sold by such holder that is actually sold shall become one share of Class A Voting Common Stock.

            2. Except as specifically provided herein, all preemptive rights of shareholders are hereby denied, so that no stock or other security of the Corporation shall carry with it and no holder or owner of any share or shares of stock or other security or securities of the Corporation shall have any preferential or preemptive right to acquire additional shares of stock or of any other security of the Corporation.

            3. All cumulative voting rights are hereby denied, so that no stock or other security of the Corporation shall carry with it and no holder or owner of any share or shares of such stock or security shall have any right to cumulative voting in the election of directors or for any other purpose.

            4. The foregoing provisions are not intended to modify or prohibit any provisions of any voting trust or agreement between or among holders or owners of shares of stock or other securities of the Corporation.

               ARTICLE FOUR - RESTRICTIONS ON VOTING STOCK

              The following restrictions apply to the Voting Stock (as such term is defined below) of the Corporation:

       A.   Certain Definitions.

            For purposes of this Section, the following words have the meanings indicated:

            1. "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            2. "Associate" means, with respect to any Person, (i) any other Person (other than the Corporation or a Subsidiary of which a majority of each class of equity securities is owned by the Corporation) of which such Person is an officer, director, trustee or partner or is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of equity securities; (ii) any trust or other estate in which such Person serves as a trustee or in a similar fiduciary capacity;

(iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person; or (iv) any investment company registered under the Investment Company Act of 1940, as amended, for which such Person or any Affiliate of such Person serves as investment adviser.

            3.    A Person shall be deemed to "own" any shares of Voting
Stock:

                  (i) that such Person beneficially owns directly or indirectly, whether or not of record; or

                  (ii) that such Person has the right to acquire pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not conditional; or

                  (iii) that are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above), whether or not of record, by an Affiliate or Associate of such Person; or

                  (iv) that are beneficially owned, directly or indirectly, whether or not of record, by any other Person (including any shares which such other Person has the right to acquire pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not conditional) with whom such Person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Stock; provided, however, that (A) directors,
                                 --------  -------
      officers and employees of the Corporation shall not be deemed to have any such agreement, arrangement or understanding solely on the basis of their status, or actions taken in their capacities, as directors, officers or employees of the Corporation or any Affiliates of the Corporation, and (B) a Person shall not be deemed the owner of or to own any shares of Voting Stock solely because (x) such shares of Voting Stock have been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered shares of Voting Stock are accepted for payment or exchange or (y) such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such shares of Voting Stock pursuant to a revocable proxy given in response to a public proxy or consent solicitation made to more than ten (10) holders of shares of Voting Stock and pursuant to, and in accordance with, applicable rules and regulations under the Exchange Act, except if such power (or arrangements relating thereto) is then reportable under Item 6 of
      Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report).

            The outstanding shares of capital stock of the Corporation shall include those shares deemed owned through the application of clauses (ii) and
(iii) above, but shall not include any other shares that may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants, options or otherwise, whether or not conditional.

            For all purposes hereof "beneficial" ownership, with respect to any securities, shall include, without limitation, (i) the power to vote, or direct the voting of, such securities or (ii) the power to exercise investment discretion over such securities, including the power to dispose, or to direct the disposition, of such securities. Furthermore, a Person shall be deemed to own "beneficially" any securities that such Person owns beneficially for purposes of Sections 13(d) of the Exchange Act or any rules and regulations promulgated thereunder, as in effect from time to time (or any similar successor provisions of law).

            4. "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

            5.    "Group", with respect to any Person, shall include:

                  (i)  such Person;

                  (ii)  any Affiliates and Associates of such Person; and

                  (iii) those additional Persons that, together with such Person, jointly file a statement of beneficial ownership with respect to securities of the Corporation pursuant to Section 13(d) of the Exchange Act or any successor provision, irrespective of any disclaimers of beneficial ownership.

            6. "Person" means any individual, corporation, association, partnership, joint venture, trust, organization, business, government or any government agency or political subdivision thereof or any other entity.

            7. "Voting Stock" means all outstanding shares of capital stock of the Corporation entitled to vote in the election of directors; and each reference to a portion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

            8. "Subsidiary" means any Person of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of Section D of this
             --------  -------
Article Four, the term "Subsidiary" shall mean only a Person of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

      B.    Limitation on Entitlement to Vote Applicable to Certain
Shareholders.

            With respect to any matter submitted to a vote of the holders of the Voting Stock at any meeting of such holders or any matter upon which the holders of Voting Stock propose or purport to take action by written consent without a meeting: (i) no Person that owns Voting Stock may vote that number of such shares that constitutes the Excludable Shares, if any, owned by such Person (provided, however, that if such Person is a member of a Group, such
        --------  -------
Person shall be subject to clause (ii) below rather than to this clause (i));
(ii) no Person that is a member of a Group of Persons owning Voting Stock may vote that number of shares owned by such Person that constitutes the Allocable Excludable Shares, if any, owned by such Person; and (iii) that number of shares having the status of Excludable Shares (adjusted as necessary to give effect to the provisos to the definition set forth below of Allocable Excludable Shares) shall be excluded and deducted from the total number of shares of Voting Stock deemed to be outstanding for purposes of determining the number of shares of Voting Stock necessary to constitute a quorum at any such meeting or to approve a matter submitted for shareholder approval at any such meeting or by means of any such written consent. For purposes of this Article Four:

                  (a) the term "Excludable Shares" means, with respect to any Person or Group, that number of shares of Voting Stock owned by such Person or Group, as the case may be, that would result in such Person or Group, as the case may be, owning more than twenty percent (20%) of the combined voting power of the outstanding shares of Voting Stock (with the determination of the voting power of each Person and Group owning Voting Stock being calculated and recalculated for this purpose as often as is necessary to give effect to the exclusion from voting and the determination of shares deemed to be outstanding for purposes related thereto of Excludable Shares held by other Persons or Groups); and

                  (b) the term "Allocable Excludable Shares" means, with respect to each Person that is a member of a Group which owns Excludable Shares, a number of shares owned by such Person equal to such Person's pro rata share (based upon the number of shares of Voting Stock owned by such Person) within such Group of the total amount of Excludable Shares owned by such Group; provided, however, that shares that are deemed owned by two or
            --------  -------
more Persons who are members of such Group as a result of attributions in accordance with Section A.3. of this Article Four hereof shall for this purpose be deemed to be owned by such one of such Persons which most directly owns such shares; and provided, further, that, with respect to any Person
                      --------  -------
that is a member of more than one such Group, "Allocable Excludable Shares" means the greatest number of Excludable Shares so allocated with respect to such Person with respect to any single Group.

      C.    Right of Inquiry of the Corporation.

            The Corporation shall have the right but not the obligation to inquire of any Person whom the Corporation believes may own Voting Stock or any other Person who purports to exercise voting rights with respect to any Voting Stock, and each such Person shall have the obligation to provide such information to the Corporation as the Corporation may reasonably request, with respect to any matters pertinent to the operation or implementation of this Article Four, including, without limitation, (i) the number of shares owned by such Person, (ii) whether shares owned of record by such Person are owned by other Persons and the identity of such other Persons and the nature of their ownership interest, (iii) whether any Affiliates or Associates of such Person own any Voting Stock, (iv) whether such Person is a member of a Group of Persons owning Voting Stock, or (v) whether such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding with any other Person with respect to any Voting Stock.


      D.    Persons to Whom This Article Does Not Apply.

            The provisions of Section B of this Article Four shall not apply to (i) General American Mutual Holding Company, a Missouri mutual company ("GAMHC"), General American Life Insurance Company, a Missouri corporation ("General American"), General American Holding Company, a Missouri corporation ("Holding Company"), any Affiliate of GAMHC, General American or Holding Company, or any Subsidiary, (ii) any savings, profit-sharing, stock bonus or employee stock ownership plan or plans established by the Corporation or a Subsidiary and qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision, which holds shares of Voting Stock on behalf of participating employees and their beneficiaries with the right to instruct the trustee how to vote such shares of Voting Stock with respect to all matters submitted to shareholders for voting, or (iii) participating employees and beneficiaries under the plans referred to in the immediately preceding clause (ii) because of their participation in such savings, profit-sharing, stock bonus or employee ownership plans. In addition, the provisions of Section B of this Article Four shall not be applicable with respect to any Person or Group if the conditions specified in either Section D.1. or D.2 below are met:

            1. Approval in Advance by the Board of Directors. The board of directors of the Corporation (the "Board of Directors") (i) has expressly approved in advance either (A) the acquisition of outstanding shares of Voting Stock by such Person or Group that caused such Person or Group to become the owner of Excludable Shares, or (B) the issue or sale by the Corporation of shares of Voting Stock to such Person or Group that caused such effect, and (ii) in advance of such acquisition or issue or sale have expressly determined that such provisions shall not be applicable to such Person or Group.

            2. Approval by Board of Directors. The Board of Directors has determined that such provision shall not apply to such Person or Group.

      E.    Powers of the Board of Directors.

            The Board of Directors shall have the power, but not the obligation, to determine, for the purposes of this Article Four, on the basis of information actually known to it or, in its discretion, after reasonable inquiry, all facts necessary to determine compliance with or implementation of this Article Four, including, without limitation, (i) the number of shares of Voting Stock owned by any Person or Group or a member of any Group (including, without limitation, in accordance with the first proviso to the definitions of Excludable Shares and Allocable Excludable Shares set forth in Section B of this Article Four), (ii) whether two or more Persons constitute a Group, (iii) whether a Person is an Affiliate or Associate of another Person or a member of any Group, (iv) whether a Person has an agreement, arrangement or understanding with another Person, (v) the calculation (including the manner of calculation) of the amount of Excludable Shares held by any Person or Group or the Allocable Excludable Shares held by any Person (including, without limitation, in accordance with the first proviso to the definitions of Excludable Shares and Allocable Excludable Shares set forth in Section B of this Article Four hereof), and (vi) any other facts which the Board of Directors determines to be relevant. Any determinations made by the Board of Directors pursuant to this Article Four in good faith and on the basis of such information as was actually known by the Board of Directors and advice as was then actually provided to the Board of Directors for such purpose shall be conclusive and binding upon the Corporation and its shareholders.

                     ARTICLE FIVE - INCORPORATOR

            The name and place of residence of the incorporator of the Corporation is:

         Name                                         Address
         ----                                         -------

         Connie B. Walsh                              454 Tree Top Lane
                                                      St. Louis, MO 63122

                       ARTICLE SIX - DIRECTORS

      A.    Number and Classification.

            The number of Directors to constitute the Board of Directors is five. Hereafter, the number of Directors shall be fixed by or in the manner provided in the Bylaws of the Corporation, but in no event shall there be fewer than three (3) Directors. The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the mode of such classification to be provided for in the Bylaws of the Corporation. Directors other than certain Directors constituting the existing Board of Directors at the time of the adoption of this provision shall be elected to hold office for a term of three years, with the term of office of one class expiring each year. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock of the Corporation, other than shares of Common Stock, shall have the right, voting separately by class or series, to elect Directors, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of the Articles of Incorporation of the Corporation or any Certificate of Designation thereunder applicable thereto; and such directors so elected shall not be divided into classes pursuant to this Article Six unless expressly provided by such terms. As used in these Articles of Incorporation, the term "entire Board of Directors" or the "entire Board" means the total number of Directors fixed by, or in accordance with, these Articles of Incorporation and the Bylaws of the Corporation.

      B.    Removal of Directors.

            Subject to the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding or any limitation imposed by law, (1) any Director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his, her or their term of office only for cause and only by the affirmative vote of the holders of record of outstanding shares representing at least 85% of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class at a special meeting of shareholders called expressly for that purpose (such vote being in addition to any required class or other vote); and (2) any Director may be removed from office by the affirmative vote of a majority of the entire Board of Directors at any time prior to the expiration of his or her term of office, as provided by law, in the event that the Director fails to meet any qualifications stated in the Bylaws for election as a Director or in the event that the Director is in breach of any agreement between the Director and the Corporation relating to the Director's service as a Director or employee of the Corporation.

      C.    Vacancies.

            Subject to the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors which occur for any reason prior to the expiration of the respective term of office of the class in which the vacancy occurs, including vacancies which occur by reason of an increase in the number of Directors or the removal of a Director, shall be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining Directors then in office (although less than a quorum).

                      ARTICLE SEVEN - DURATION

            The duration of the Corporation is perpetual.

                      ARTICLE EIGHT - PURPOSES

            The Corporation is formed to engage in any lawful act or activity for which a corporation now or hereafter may be organized under the laws of the State of Missouri.

                  ARTICLE NINE - AMENDMENT OF BYLAWS

            The Bylaws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the Bylaws as they may exist from time to time may be adopted, only by a majority of the entire Board of Directors.

                    ARTICLE TEN - INDEMNIFICATION

      A.    Actions Involving Directors and Officers.

            The Corporation shall indemnify each person (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation) who at any time is serving or has served as a Director or officer of the Corporation against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, the Corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his or her behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

      B.    Actions Involving Employees or Agents.

            1. Permissive Indemnification. The Corporation may, if it deems appropriate and as may be permitted by this Article Ten, indemnify any person (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation) who at any time is serving or has served as an employee or agent of the Corporation against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law or to such lesser extent as the Corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the Corporation may indemnify any such person who was or is a party (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service, against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

            2. Mandatory Indemnification. To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section B.1 of this Article Ten, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the action, suit or preceding.

      C.    Determination of Right to Indemnification in Certain
Circumstances.

            Any indemnification required under Section A of this Article Ten or authorized by the Corporation in a specific case pursuant to Section B of this Article Ten (unless ordered by a court) shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the Director, officer, employee or agent is not proper under the circumstances because he or she has not met the applicable standard of conduct set forth in or established pursuant to this Article Ten. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

      D.    Advance Payment of Expenses.

            Expenses incurred by a person who is or was a Director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of an action, suit or proceeding, and expenses incurred by a person who is or was an employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article Ten.

      E.    Article Ten Provisions Not Exclusive Right.

            The indemnification provided by this Article Ten shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, whether under the Bylaws of the Corporation or any statute, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

      F.    Indemnification Agreements Authorized.

            Without limiting the other provisions of this Article Ten, the Corporation is authorized from time to time, without further action by the shareholders of the Corporation, to enter into agreements with any Director, officer, employee or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a Director may be authorized by the other Directors, and such authorization shall not be invalid on the basis that different or similar agreements may have been or may thereafter be entered into with other Directors.

      G.    Standard of Conduct.

            Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article Ten (including without limitation pursuant to any agreement entered into pursuant to Section F of this Article
Ten) from or on account of such person's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The Corporation may (but need not) adopt a more restrictive standard of conduct with respect to the indemnification of any employee or agent of the Corporation.

      H.    Insurance.

            The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who is or was otherwise serving on behalf or at the request of the Corporation in any capacity against any claim, liability or expense asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Ten.

      I.    Certain Definitions.

            For the purposes of this Article Ten:

            1. Service in Representative Capacity. Any Director or officer of the Corporation who shall serve as a director, officer or employee of any other corporation, partnership, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was the owner of 20% or more of either the outstanding equity interests or the outstanding voting stock (or comparable interests), shall be deemed to be so serving at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as a director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service.

            2. Predecessor Corporations. References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article Ten with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

            3. Service for Employee Benefit Plan. The term "other enterprise" shall include, without limitation, employee benefit plans and voting or taking action with respect to stock or other assets therein; the term "serving at the request of the Corporation" shall include, without limitation, any service as a director, officer, employee or agent of a corporation which imposes duties on, or involves services by, a director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have satisfied any standard of care required by or pursuant to this Article Ten in connection with such plan; the term "fines" shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan and shall also include any damages (including treble damages) and any other civil penalties.

      J.    Survival.

            Any indemnification rights provided pursuant to this Article Ten shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding any other provisions in these Articles of Incorporation, any indemnification rights arising under or granted pursuant to this Article Ten shall survive amendment or repeal of this Article Ten with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the Corporation.

      K.    Liability of the Directors.

            It is the intention of the Corporation to limit the personal liability of the Directors of the Corporation, in their capacity as such, whether to the Corporation, its shareholders or otherwise, to the fullest extent permitted by law. Consequently, should the GBCL or any other applicable law be amended or adopted hereafter so as to permit the elimination or limitation of such liability, the liability of the Directors of the Corporation shall be so eliminated or limited without the need for amendment of these Articles or further action on the part of the shareholders of the Corporation.

          ARTICLE ELEVEN - AMENDMENT OF ARTICLES OF INCORPORATION

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on the shareholders, Directors and officers of the Corporation are subject to this reserved power; provided, that (in addition to any required class or other vote) the affirmative vote of the holders of record of outstanding shares representing at least 85% of all of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision or provisions inconsistent with, Articles Four, Six, Nine, Ten, Twelve, Thirteen or this Article Eleven of these Articles of Incorporation.

               ARTICLE TWELVE - BUSINESS COMBINATIONS

            The Corporation hereby subjects itself to and accepts the provisions of Section 351.459 of the GBCL, provided that General American or Holding Company or any Affiliate of General American or Holding Company or any Subsidiary (as each of such terms is defined in Article Four hereof) shall not be deemed to constitute "interested shareholders" for purposes of
Section 351.459.

              ARTICLE THIRTEEN - CONTROL SHARE ACQUISITIONS

            Section 351.407 of the GBCL shall not apply to control share acquisitions (as defined therein) of shares of the Corporation.